                                                   EXHIBIT 11.1

BAIRNCO CORPORATION
CALCULATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
FOR THE QUARTERS ENDED SEPTEMBER 28, 1996 AND SEPTEMBER 30, 1995
(Unaudited)

                                           1996            1995
PRIMARY EARNINGS PER SHARE:

Net income                                 $  1,938,000    $  1,893,000

Average common shares outstanding             9,735,000      10,469,253
Common shares issuable in respect to common
  stock equivalents, with a dilutive effect      94,000           5,114
Total common and common equivalent shares     9,829,000      10,474,367

Primary Earnings Per Common Share          $       0.20    $       0.18


FULLY DILUTED EARNINGS PER SHARE:

Net income                                 $  1,938,000    $  1,893,000

Total common and common equivalent shares     9,829,000      10,474,367
Additional common shares assuming full
  dilution                                          --              607
Total common shares assuming full dilution    9,829,000      10,474,974

Fully Diluted Earnings Per Common Share    $       0.20    $       0.18





Earnings per share are based on the average number of shares outstanding during each period. Primary earnings per share include all common stock equivalents. Fully diluted earnings per share include all common stock equivalents plus the additional common shares issuable assuming full dilution.

                                                           EXHIBIT 11.2

BAIRNCO CORPORATION
CALCULATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
FOR THE NINE MONTHS ENDED SEPTEMBER 28, 1996 AND SEPTEMBER 30, 1995
(Unaudited)

                                           1996            1995
PRIMARY EARNINGS PER SHARE:

Net income                                 $  6,246,000    $  5,855,000

Average common shares outstanding             9,839,000      10,489,924
Common shares issuable in respect to common
  stock equivalents, with a dilutive effect     116,000           2,464
Total common and common equivalent shares     9,955,000      10,492,388

Primary Earnings Per Common Share          $       0.63    $       0.56


FULLY DILUTED EARNINGS PER SHARE:

Net income                                 $  6,246,000    $  5,855,000

Total common and common equivalent shares     9,955,000      10,492,388
Additional common shares assuming full
  dilution                                          --            2,568
Total common shares assuming full dilution    9,955,000      10,494,956

Fully Diluted Earnings Per Common Share    $       0.63    $       0.56





Earnings per share are based on the average number of shares outstanding during each period. Primary earnings per share include all common stock equivalents. Fully diluted earnings per share include all common stock equivalents plus the additional common shares issuable assuming full dilution.